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                                    EXHIBIT A

                                    AGREEMENT

                                       TO

                            JOINTLY FILE SCHEDULE 13D

         The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of UnionBancorp, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

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
DATE:  August 25, 2000                      DENNIS J. McDONNELL
       Chicago, Illinois

                                            /s/ Dennis J. McDonnell
                                            An Individual

DATE:  August 25, 2000                      KATHLEEN A. McDONNELL
       Chicago, Illinois

                                            /s/ Kathleen A. McDonnell
                                            An Individual

DATE:  August 25, 2000                      DENNIS J. McDONNELL TRUST
       Chicago, Illinois                    dated as of May 9, 1991

                                            By: /s/ Dennis J. McDonnell
                                            Title: Trustee
                                            Name: Dennis J. McDonnell

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